Exhibit 99.1

QuinStreet Reports First Quarter Fiscal 2023 Results

•	FYQ1 revenue of $143.6 MM, exceeding Company outlook
•	Continued strong performance in Home Services & Credit-driven client verticals
•	Insurance revenue as expected, positive inflection still projected for January
•	Solidly cash flow positive, strong balance sheet, no bank debt

FOSTER CITY, CA – November 3, 2022 – QuinStreet, Inc. (Nasdaq: QNST), a leader in performance marketplaces and technologies for the financial services and home services industries, today announced financial results for the fiscal first quarter ended September 30, 2022.

For the fiscal first quarter, the Company reported revenue of $143.6 million.

GAAP net loss for the fiscal first quarter was $4.5 million, or ($0.08) per diluted share. Adjusted net income was $2.5 million, or $0.05 per diluted share.

Adjusted EBITDA for the fiscal first quarter was $4.8 million.

In the fiscal first quarter of 2023, the Company generated $5.7 million in operating cash flow and closed the quarter with $88.4 million in cash and equivalents and no bank debt.

“The September quarter was a good start to our fiscal year 2023. We again delivered good results in a complex environment, and we expect to continue to do so,” commented Doug Valenti, CEO of QuinStreet. “Strong performance in the Home Services and Credit-driven client verticals largely offset Auto Insurance. The good financial results in the quarter reflected the strength and resilience of our business model and footprint, and excellent execution across the Company. We also continued to make great progress against our enormous market opportunity. Our positioning and capabilities have never been better.

“Looking ahead, we expect the trends of the past couple of quarters to continue in the December quarter, our fiscal Q2. Strength in Home Services and Credit-driven client verticals is expected to continue to offset Auto Insurance. We also continue to expect a significant positive inflection in Auto Insurance beginning in January as loss ratios reset, carriers benefit from rate increases, and consumer shopping intensifies in response to higher rates. We expect the inflection of Auto Insurance to lead to a return to strong revenue growth rates and re-expanding adjusted EBITDA margin in the second half of fiscal 2023.

“Revenue in fiscal Q2 is expected to be generally flat year-over-year, and about in line with typical seasonality sequentially. We expect fiscal Q2 revenue to be between $120 and $130 million. We expect adjusted EBITDA in fiscal Q2 to be approximately break-even, well in-line with the expected seasonal decline in operating leverage and consistent with our planning and expectations.

“We continue to expect current full fiscal year revenue and adjusted EBITDA results to be generally flat with, or better than, last fiscal year.

“Our balance sheet is strong, with almost $90 million of cash and no bank debt. We have $20 million remaining in our authorization for share repurchases,” concluded Valenti.

Conference Call Today at 1:30 p.m. PT

The Company will host a conference call and corresponding live webcast at 1:30 p.m. PT. To access the conference call dial +1 866-580-3963 (domestic) or +1 786-697-3501 (international).  A replay of the conference call will be available beginning approximately two hours after the completion of the call by dialing +1 866-583-1035 (toll-free) and using the passcode 2194847#. The webcast of the conference call will be available live and via replay on the investor relations section of the Company's website at http://investor.quinstreet.com.

About QuinStreet

QuinStreet, Inc. (Nasdaq: QNST) is a leader in performance marketplaces and technologies for the financial services and home services industries. QuinStreet is a pioneer in delivering online marketplace solutions to match searchers with brands in digital media, and is committed to providing consumers with the information and tools they need to research, find and select the products and brands that meet their needs.

Non-GAAP Financial Measures and Definitions of Client Verticals

This release and the accompanying tables include a discussion of adjusted EBITDA, adjusted net income, adjusted diluted net income per share and free cash flow and normalized free cash flow, all of which are non-GAAP financial measures that are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The term "adjusted EBITDA" refers to a financial measure that we define as net (loss) income less (benefit from) provision for income taxes, depreciation expense, amortization expense, stock-based compensation expense, interest and other expense, net, acquisition and divestiture costs, gain on divestitures of businesses, net, strategic review costs, contingent consideration adjustment, litigation settlement expense, tax settlement expense, and restructuring costs. The term "adjusted net income" refers to a financial measure that we define as net (loss) income adjusted for amortization expense, stock-based compensation expense, acquisition and divestiture costs, gain on divestitures of businesses, net, strategic review costs, contingent consideration adjustment, litigation settlement expense, tax settlement expense, and restructuring costs, net of estimated taxes. The term "adjusted diluted net income per share" refers to a financial measure that we define as adjusted net income divided by weighted average diluted shares outstanding. The term “free cash flow” refers to a financial measure that we define as net cash provided by operating activities, less capital expenditures and internal software development costs. The term “normalized free cash flow” refers to free cash flow less changes in operating assets and liabilities. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted net income, adjusted diluted net income per share and free cash flow and normalized free cash flow may not be comparable to the definitions as reported by other companies.

We believe adjusted EBITDA, adjusted net income and adjusted diluted net income per share are relevant and useful information because they provide us and investors with additional measurements to analyze the Company's operating performance.

Adjusted EBITDA is useful to us and investors because (i) we seek to manage our business to a level of adjusted EBITDA as a percentage of net revenue, (ii) it is used internally by us for planning purposes, including preparation of internal budgets; to allocate resources; to evaluate the effectiveness of operational strategies and capital expenditures as well as the capacity to service debt, (iii) it is a key basis upon which we assess our operating performance, (iv) it is one of the primary metrics investors use in evaluating Internet marketing companies, (v) it is a factor in determining compensation, (vi) it is an element of certain financial covenants under our historical borrowing arrangements, and (vii) it is a factor that assists investors in the analysis of ongoing operating trends. In addition, we believe adjusted EBITDA and similar measures are widely used by investors, securities analysts, ratings agencies and other interested parties in our industry as a measure of financial performance, debt-service capabilities and as a metric for analyzing company valuations.

We use adjusted EBITDA as a key performance measure because we believe it facilitates operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures (affecting interest expense), tax positions (such as the impact of changes in effective tax rates or fluctuations in permanent differences or discrete quarterly items), non-recurring charges, certain other items that we do not believe are indicative of core operating activities (such as litigation settlement expense, tax settlement expense, acquisition and divestiture costs, gain or loss on divestitures of businesses, contingent consideration adjustment, strategic review costs, restructuring costs and other income and expense) and the non-cash impact of depreciation expense, amortization expense and stock-based compensation expense.

With respect to our adjusted EBITDA guidance, the Company is not able to provide a quantitative reconciliation without unreasonable efforts to the most directly comparable GAAP financial measure due to the high variability, complexity and low visibility with respect to certain items such as taxes, and income and expense from changes in fair value of contingent consideration from acquisitions. We expect the variability of these items to have a potentially unpredictable and potentially significant impact on future GAAP financial results, and, as such, we also believe that any reconciliations provided would imply a degree of precision that would be confusing or misleading to investors.

Adjusted net income and adjusted diluted net income per share are useful to us and investors because they present an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses (stock-based compensation, amortization of intangible assets, and contingent consideration adjustment), non-recurring charges and certain other items that we do not believe are indicative of core operating activities. We believe that analysts and investors use adjusted net income and adjusted diluted net income per share as supplemental measures to evaluate the overall operating performance of companies in our industry.

Free cash flow is useful to investors and us because it represents the cash that our business generates from operations, before taking into account cash movements that are non-operational, and is a metric commonly used in our industry to understand the underlying cash generating capacity of a company’s financial model. Normalized free cash flow is useful as it removes the fluctuations in operating assets and liabilities that occur in any given quarter due to the timing of payments and cash receipts and therefore helps investors understand the underlying cash flow of the business as a quarterly metric and the cash flow generation potential of the business model. We believe that analysts and investors use free cash flow multiples as a metric for analyzing company valuations in our industry.

We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Legal Notice Regarding Forward Looking Statements

This press release and its attachments contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Words such as "estimate", "will”, "believe", “expect”, "intend", “outlook”, "potential", “promises” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include the statements in quotations from management in this press release, as well as any statements regarding the Company's anticipated financial results, growth and strategic and operational plans. The Company's actual results may differ materially from those anticipated in these forward-looking statements. Factors that may contribute to such differences include, but are not limited to: the Company’s ability to maintain and increase client marketing spend; the Company's ability, whether within or outside the Company’s control, to maintain and increase the number of visitors to its websites and to convert those visitors and those to its third-party publishers' websites into client prospects in a cost-effective manner; the Company's exposure to data privacy and security risks; the impact from risks and uncertainties relating to the COVID-19 pandemic and its aftermath; the impact of changes in industry standards and government regulation including, but not limited to investigation or enforcement activities of the Federal Trade Commission and other regulatory agencies; the impact of changes in our business, our industry, and the current economic and regulatory climate on the Company’s quarterly and annual results of operations; the Company's ability to compete effectively against others in the online marketing and media industry both for client budget and access to third-party media; the Company’s ability to protect our intellectual property rights; and the impact from risks relating to counterparties on the Company's business. More information about potential factors that could affect the Company's business and financial results are contained in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission ("SEC"). Additional information will also be set forth in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2022, which will be filed with the SEC. The Company does not intend and undertakes no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Investor Contact:

Erica Abrams

(415) 297-5864

ir@quinstreet.com

QUINSTREET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 30,	June 30,
	2022	2022
Assets
Current assets:
Cash and cash equivalents	$88,382	$96,439
Accounts receivable, net	75,487	81,429
Prepaid expenses and other assets	5,212	4,924
Total current assets	169,081	182,792
Property and equipment, net	11,229	9,311
Operating lease right-of-use assets	6,073	6,801
Goodwill	121,141	121,141
Other intangible assets, net	46,874	49,696
Deferred tax assets, noncurrent	45,042	44,220
Other assets, noncurrent	6,087	5,948
Total assets	$405,527	$419,909
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$40,916	$42,410
Accrued liabilities	51,054	54,459
Deferred revenue	48	341
Other liabilities	12,359	12,369
Total current liabilities	104,377	109,579
Operating lease liabilities, noncurrent	2,891	3,858
Other liabilities, noncurrent	15,003	20,472
Total liabilities	122,271	133,909
Stockholders' equity:
Common stock	54	53
Additional paid-in capital	318,199	316,422
Accumulated other comprehensive loss	(266)	(261)
Accumulated deficit	(34,731)	(30,214)
Total stockholders' equity	283,256	286,000
Total liabilities and stockholders' equity	$405,527	$419,909

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	September 30,
	2022	2021
Net revenue	$143,593	$159,608
Cost of revenue (1)	131,245	141,505
Gross profit	12,348	18,103
Operating expenses: (1)
Product development	6,826	4,625
Sales and marketing	3,100	2,906
General and administrative	7,319	6,634
Operating (loss) income	(4,897)	3,938
Interest income	7	—
Interest expense	(226)	(273)
Other (expense) income, net	(23)	4
(Loss) income before income taxes	(5,139)	3,669
Benefit from (provision for) income taxes	622	(576)
Net (loss) income	$(4,517)	$3,093

Net (loss) income per share:
Basic	$(0.08)	$0.06
Diluted	$(0.08)	$0.06

Weighted-average shares used in computing net (loss) income per share:
Basic	53,350	53,993
Diluted	53,350	55,789

(1) Cost of revenue and operating expenses include stock-based compensation expense as follows:
Cost of revenue	$2,119	$1,821
Product development	765	606
Sales and marketing	652	732
General and administrative	1,734	1,747

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended
	September 30,
	2022	2021
Cash Flows from Operating Activities
Net (loss) income	$(4,517)	$3,093
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	4,362	4,200
Provision for sales returns and doubtful accounts receivable	120	200
Stock-based compensation	5,270	4,906
Non-cash lease expense	(262)	(230)
Deferred income taxes	(802)	555
Other adjustments, net	(147)	84
Changes in assets and liabilities:
Accounts receivable	5,822	(693)
Prepaid expenses and other assets	(426)	(559)
Accounts payable	(1,868)	3,161
Accrued liabilities	(1,594)	(8,965)
Deferred revenue	(293)	1
Net cash provided by operating activities	5,665	5,753
Cash Flows from Investing Activities
Capital expenditures	(476)	(409)
Internal software development costs	(2,561)	(965)
Net cash used in investing activities	(3,037)	(1,374)
Cash Flows from Financing Activities
Proceeds from exercise of stock options and issuance of common stock under employee stock purchase plan	1,560	393
Payment of withholding taxes related to release of restricted stock, net of share settlement	(2,016)	(3,847)
Post-closing payments and contingent consideration related to acquisitions	(5,494)	(5,310)
Repurchase of common stock	(4,731)	—
Net cash used in financing activities	(10,681)	(8,764)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(4)	(5)
Net decrease in cash, cash equivalents and restricted cash	(8,057)	(4,390)
Cash, cash equivalents and restricted cash at beginning of period	96,453	110,333
Cash, cash equivalents and restricted cash at end of period	$88,396	$105,943
Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$88,382	$105,928
Restricted cash included in other assets, noncurrent	14	15
Total cash, cash equivalents and restricted cash	$88,396	$105,943

QUINSTREET, INC.

RECONCILIATION OF NET (LOSS) INCOME TO

ADJUSTED NET INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	September 30,
	2022	2021
Net (loss) income	$(4,517)	$3,093
Amortization of intangible assets	2,822	3,016
Stock-based compensation	5,270	4,906
Acquisition and divestiture costs	32	362
Restructuring costs	50	33
Tax impact of non-GAAP items	(1,168)	(2,001)
Adjusted net income	$2,489	$9,409
Adjusted diluted net income per share	$0.05	$0.17
Weighted average shares used in computing adjusted diluted net income per share	54,273	55,789

QUINSTREET, INC.

RECONCILIATION OF NET (LOSS) INCOME TO

ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended
	September 30,
	2022	2021
Net (loss) income	$(4,517)	$3,093
Interest and other expense, net	242	269
(Benefit from) provision for income taxes	(622)	576
Depreciation and amortization	4,362	4,200
Stock-based compensation	5,270	4,906
Acquisition and divestiture costs	32	362
Restructuring costs	50	33
Adjusted EBITDA	$4,817	$13,439

QUINSTREET, INC.

RECONCILIATION OF CASH PROVIDED BY

OPERATING ACTIVITIES TO FREE CASH FLOW

AND NORMALIZED FREE CASH FLOW

(In thousands)

(Unaudited)

	Three Months Ended
	September 30,
	2022	2021
Net cash provided by operating activities	$5,665	$5,753
Capital expenditures	(476)	(409)
Internal software development costs	(2,561)	(965)
Free cash flow	2,628	4,379
Changes in operating assets and liabilities	(1,641)	7,055
Normalized free cash flow	$987	$11,434

QUINSTREET, INC.

DISAGGREGATION OF REVENUE

(In thousands)

(Unaudited)

	Three Months Ended
	September 30,
	2022	2021
Net revenue:
Financial Services	$94,990	$117,912
Home Services	46,733	39,986
Other Revenue	1,870	1,710
Total net revenue	$143,593	$159,608